PAYMENT AND FORBEARANCE AGREEMENT

This Payment and Forbearance Agreement (“Agreement”) is entered into and executed by MoneyOnMobile, Inc., formerly known as Calpian, Inc., a Texas corporation (the “Maker”) and eVance Processing, Inc. (the “Holder”), and is dated effective November 30, 2017 (the “Effective Date”).

Whereas: Maker entered into that certain Promissory Note dated April 12, 2016 in the original principal amount of $675,000, attached hereto as Exhibit A (the “Note”), and other related agreements (collectively, the “Loan Documents”), for the benefit of Holder. Capitalized terms used herein and not otherwise defined shall have the respective meanings given in the Loan Documents.

WHEREAS: Maker has defaulted in its obligations under the Loan Documents, including with respect to the payments due under the Note (the “Events of Default”), and has therefore requested that Holder forbear from exercising its various rights and remedies under the Loan Documents that may otherwise be exercised by the Holder on the Effective Date as a result of such Events of Default, in order to provide Maker with additional time to make periodic payments against all amounts due pursuant to the Note.
WHEREAS, Holder is prepared to, on the Effective Date, forbear from demanding payment in full of all principal on the Note or taking any other action to collect amounts due pursuant to the Note until the dates described on Schedule I hereto (unless extended by Holder in its sole discretion) or the termination of this Agreement pursuant to the terms hereof (such period, the “Forbearance Period”), provided Maker accepts and agrees to the terms, conditions and covenants set forth herein, and subject to and conditioned upon the full, complete and timely performance by Maker of each and every term, condition, covenant and agreement in this Agreement and the Loan Documents.

WHEREAS, Maker is prepared to release the 2,000,000 shares of Maker’s Common Stock (the “Security Shares”), currently held in escrow pursuant to the terms of the Loan Documents, to Holder, to secure Holder’s interest under the Loan Documents and hereunder.

Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2.Initial Payment. Maker agrees to make a payment equal to two hundred thousand dollars ($200,000) to be applied to the principal amount due under the Note (the “Initial Payment”) on the earlier of December 15, 2017 or the date of the first closing of an offering or series of offerings pursuant to which Maker receives gross aggregate proceeds equal to or greater than $5,000,000. Holder agrees that upon payment by Maker of the Initial Payment, the principal amount due under the Note shall be decreased by the amount of the Initial Payment.

3.Amount Due.    Maker and Holder acknowledge and agree that the outstanding principal amount under the Note of six hundred seventy five thousand dollars ($675,000) (the “Outstanding Amount”), plus any accrued and unpaid interest thereon, less any payments made (including the Initial Payment) or credits applied pursuant to this Agreement or pursuant to the Loan Documents, shall be due and owing upon termination of the Forbearance Period.

4.Periodic Payments. In addition to the Initial Payment, Maker agrees to pay and Holder agrees to apply against all amounts due under the Note all payments in the amounts and on the dates set forth on Schedule I attached hereto.

5.Forbearance.    During the Forbearance Period, and subject to and conditioned upon the full, complete and timely performance of Maker of each and every term, condition, covenant and agreement in this Agreement and the Loan Documents, Holder will not take any action against Maker or exercise or move to enforce any other rights or remedies provided for in the Loan Documents or otherwise available to it, at law or in equity, by virtue of the occurrence and/or continuation of the Event of Default.

6.Interest Continues to Accrue.    During the Forbearance Period, the Outstanding Amount shall bear interest equal twelve percent (12%), which interest shall be paid in accordance with the payments made pursuant to Section 4 of this Agreement.

7.Security Interest. Simultaneously herewith, Maker and Holder agree to instruct the Escrow Agent, as identified by the Loan Documents, to immediately release the Security Shares to Holder. Holder agrees to hold, and Maker agrees to allow Holder to possess, the Security Shares for the sole purpose of securing Holder’s interest hereunder. The right, title, and interest in and to the Security Shares are hereby assigned, transferred, pledged, and conveyed to Holder. Upon Maker’s full, complete and timely satisfaction of all obligations hereunder, Holder irrevocably agrees (i) to surrender for cancellation the Security Shares to Maker and execute the Acknowledgement of Cancellation of Securities in substantially the form attached hereto as Exhibit B; and (ii) that, whether or not certificates or other instruments representing the Security Shares are physically surrendered, the cancellation of the Security Shares shall be recorded on the books and records of the Maker, and that any certificate, instrument, agreement, book-entry or electronic record with respect to the undersigned’s rights, titles and interest in the Security Shares shall be deemed null and void.

8.Termination of Forbearance Period.    The Forbearance Period shall terminate upon the earlier to occur of: (1) 5:00 pm (New York City Time) on June 15, 2018; (2) Maker’s failure to observe, perform, or comply with any of the terms, conditions or provisions of this Agreement as and when required; or (3) a court of competent jurisdiction shall enter an order for relief or take any similar action in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency, reorganization, moratorium or similar law now or hereafter in effect or a petition for relief under any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law shall be filed by or against the Maker. Notwithstanding the above, the Forbearance Period will be terminated and the Maker shall be deemed to have materially failed to observe, perform, or comply with the terms, conditions or provisions of this Agreement if any payment due as listed on Schedule 1 is not made in full (including principal and interest) on or before its respective due date.
Upon termination of the Forbearance Period, should the Note or any of Maker’s obligations under the Loan Documents not be satisfied in full, Holder shall be entitled to pursue immediately its various rights and remedies against Maker and all collateral given by Maker to secure the Loan and the obligations under the Loan Documents, including the Security Shares. Without limiting the generality of the foregoing, upon termination of the Forbearance Period, Holder shall be permitted to immediately exercise its rights to demand and collect on the Outstanding Amount after giving effect to all payments made hereunder.
9.    Miscellaneous Provisions. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single agreement. A party hereto may effectively deliver an executed counterpart of a signature page of this Agreement by facsimile or in electronic (“pdf” or “tif”) format. Each party hereto agrees to be bound by its own facsimile or pdf signature page and to accept, as if it were a fully executed manual signature page, the facsimile or pdf signature page of any other party hereto. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.
This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Texas and venue shall be in Dallas County, Texas.

The undersigned have executed this Agreement to be effective as of the Effective Date.

Sincerely,

MoneyOnMobile, Inc.

By: /s/ Harold H. Montgomery
Name: Harold H. Montgomery
Title: Chief Executive Officer

eVance Processing, Inc.

By: /s/ Joni R. Floyd
Name: Joni R. Floyd
Title: Chief Executive Officer

Exhibit A

Promissory Note dated April 12, 2016

PROMISSORY NOTE

US$675,000.00     April 12, 2016

All references in this Note to monies are to U.S. Dollars

I. Promise to Pay. In lieu of cash payment and in connection with the Purchase Price Adjustment Agreement executed on even date herewith, CALPIAN, INC., a Texas corporation ("Maker"), from and on the date hereof, promises to pay to the order of eVance Processing, Inc. ("Holder") as set forth in this Promissory Note ("Note"), the principal sum of Six-Hundred-Seventy-Five-Thousand dollars ($675,000.00) (the "Principal Amount") .

1.Payment. All amounts payable here under shall be paid in lawful money of the United States by certified check or wire transfer. Maker may repay all or any portion of the unpaid principal amount of this Note without any premium or penalty. The unpaid principal under this Note shall become due and payable on November 30, 2017 (the "Maturity Date"). This Note shall bear interest at the rate of 12% per annum calculated on the basis of a 360-day year, which interest shall be due and payable on a monthly basis, on or before the 15 th calendar day of each month starting April 15, 2016.

2.Security. The Holder's interests hereunder shall be secured by 2,000,000 shares of the Maker's common stock as set forth in that certain Escrow Agreement by and between the Maker, the Holder and the Escrow Agent (as defined therein) entered into on even date herewith.

3.Notices. Any demand, notice or other communication to be given in connection with this Note shall be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

To the Holder:    eVance Processing, Inc.

6363 North State Highway 161, Suite 310
Irving, Texas 75068 Attention: Robert Winspear
Email: bob@excelcorpusa.com

To Maker:
Calpian, Inc.
500 North Akard Street, Suite 2850
Dallas, Texas 75201
Attention: Harold Montgomery Email: HMontgomery@Calpian.com

or to such other address, individual or electronic communication number as may be designated by notice given by either party to the others in accordance herewith. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the 5th day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal (with receipt confirmed) thereof. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such demand , notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.

4.Amendments. Any provision of this Note may be amended only with the written consent of Maker and the Holder. Any amendment effected in accordance with this Section 4 shall be binding upon Maker and the Holder and their permitted assigns and successors.

5.No Right of Set Off. Maker shall have no right of set off or counterclaim with respect to the monies owing hereunder, and Maker hereby waive presentment; protest and notice of every kind and waives any defenses based upon indulgences, which may be granted by the Holder to Maker.

6.Jury Waiver. The Holder and Maker hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Holder or Maker against the other.

7.Governing Law. This Note will be governed by the laws of the State of Texas without regard to its conflicts of law provisions.

MAKER:

CALPIAN, INC.
By: /s/ Harold H. Montgomery
Name: Harold H. Montgomery
Title: Chief Executive Officer

HOLDER:

EVANCE PROCESSING, INC.
By: /s/ Robert Winspear
Name: Robert Winspear
Title: Treasurer

Exhibit B

ACKNOWLEDGEMENT OF CANCELLATION OF SECURITIES

The undersigned, by delivery of this acknowledgement of cancellation of 2,000,000 shares (“Shares”) of common stock of MoneyOnMobile, Inc., formerly Calpian, Inc. (the “Company”), which Shares are represented by certificate # TY1336 and was issued to eVance Processing, Inc., hereby surrenders for cancellation the Shares, whether or not certificates or other instruments representing the Shares are enclosed herewith. The undersigned surrenders all rights, titles and interest in the Shares and acknowledges that any certificate, instrument, agreement, book-entry or electronic record with respect to the undersigned’s rights, titles and interest in the Shares shall have no further force or effect and shall be deemed null and void.

________________________________ (entity)

____________________________ (signature)
Name:
Title:
Date:

STATE OF _____________
COUNTY OF _______________

On this ____ day of ____________, 2017, before me, the undersigned, a Notary Public, or similar agent, in and for said jurisdiction, personally appeared ______________________(name) personally known to me or proved to me on the basis of satisfactory evidence to be the _____________________ (title) of _____________________ (entity) whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individuals, or the person(s) upon behalf of which the individuals acted, executed this instrument.

__________________________
(Signature of Notary Public)

(NOTARY SEAL)    __________________________
(Name of Notary Typed, Printed, or Stamped)